                                                                    EXHIBIT 3.3

                  AMENDED AND RESTATED SHAREHOLDERS' AGREEMENT

        AMENDED AND RESTATED SHAREHOLDERS' AGREEMENT (this "Agreement"), dated as of December 18, 1995, among the Shareholders (as such term and certain other capitalized terms not otherwise defined herein are defined in Article II) and GCR HOLDINGS LIMITED, a company incorporated under the laws of The Cayman Islands ("Holdings").

                              W I T N E S S E T H

        WHEREAS, each of the Shareholders on the date hereof was a party to the Shareholders' Agreement, dated as of October 8, 1993 (the "Original Shareholders' Agreement"), among Holdings and its shareholders specified therein, relating to the ordinary shares, par value $0.10 per share, of Holdings (such shares as are now outstanding, and may be outstanding in the future, the "Ordinary Shares");

        WHEREAS, Holdings proposes to effect an Initial Public Offering;

        WHEREAS, it is desirable to amend the Original Shareholders' Agreement to make such modifications thereto as are appropriate for a shareholders' agreement among shareholders of a publicly traded company, all as set forth herein; and

        WHEREAS, such amendment, substantially as set forth herein, has been duly approved by the Board of Directors of Holdings and, on behalf of all shareholders of Holdings that are party to the Original Shareholders' Agreement (the "Original Shareholders"), by Original Shareholders holding at least fifty percent (50%) of all Ordinary Shares then outstanding, all in accordance with
Section 10.1 of the Original Shareholders' Agreement;

        NOW, THEREFORE, the Original Shareholders' Agreement is hereby amended and restated to read in its entirety as set forth herein and, accordingly, the Shareholders and Holdings hereby agree as follows:


                                   ARTICLE I

                         Transfers and Related Matters

        1.1. RESTRICTIONS ON TRANSFER. (a) Each Shareholder acknowledges that the Registrable Shares have not been registered under the Securities Act and, accordingly, agrees not to offer, sell, assign, pledge or otherwise transfer any Registrable Shares except pursuant to an effective registration statement under the Securities Act covering such Registrable Shares or pursuant to an available exemption from the registration requirements of the Securities Act. Each Shareholder further acknowledges and agrees that Holdings is entitled to decline to register any transfer of Registrable Shares, and any transfer of Registrable Shares shall be void, unless (i) such transfer is made pursuant to and in accordance with Rule 144 (and provided that the transferor holder first provides Holdings (or its designated agent for such purpose) with a duly completed and signed certificate substantially in the form of Annex A attached hereto), (ii) such transfer is made pursuant to another available exemption from the registration requirements of the Securities Act (and provided that the transferee holder first provides Holdings (or such agent) with a duly completed and signed certificate substantially in the form of Annex B attached hereto and provided, further, that, if Holdings requests, the transferor holder first provides Holdings (or such agent) with an opinion of counsel satisfactory to Holdings to the effect that such transfer is made pursuant to another available exemption from the registration requirements of the Securities Act) or (iii) such transfer is made pursuant to an effective registration statement under the Securities Act covering the Registrable Shares being transferred. Holdings may, in any particular case, waive the foregoing certification and transfer requirements, in whole or in part, to the extent that it determines, on advice of counsel, that such requirements are not necessary to ensure compliance with the Securities Act. Alternatively, Holdings shall be entitled to modify the foregoing certification and transfer requirements, generally or in any particular case, to the extent that it determines, on advice of counsel, that such modification is necessary to ensure compliance with the Securities Act.

        (b) Each Shareholder further acknowledges and agrees that, except as provided below, no Registrable Share shall be held in book-entry form, and each certificate representing a Registrable Share shall be evidenced by a certificate bearing a restrictive legend (the "Legend") substantially in the form set forth below:

        THE ORDINARY SHARES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933 (THE "SECURITIES ACT") AND MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. SUCH SHARES MAY NOT BE HELD IN BOOK-ENTRY FORM.

        SUCH SHARES ARE ALSO SUBJECT TO RESTRICTIONS ON TRANSFER IN THE AMENDED AND RESTATED SHAREHOLDERS' AGREEMENT, DATED AS OF DECEMBER 18, 1995, AMONG THE SHAREHOLDERS REFERRED TO THEREIN AND GCR HOLDINGS LIMITED ("HOLDINGS"), WHICH MAY REQUIRE, AMONG OTHER THINGS, THE PRIOR RECEIPT BY HOLDINGS FROM THE TRANSFEROR OR THE TRANSFEREE OF CERTAIN CERTIFICATES, OPINIONS OF COUNSEL AND UNDERTAKINGS TO BE BOUND BY SUCH AGREEMENT.

        SUCH SHARES ARE ALSO SUBJECT TO RESTRICTIONS IN THE ARTICLES OF ASSOCIATION OF HOLDINGS, INCLUDING RESTRICTIONS ON TRANSFER AND VOTING GENERALLY INTENDED TO INSURE THAT NO PERSON BECOMES A `UNITED STATES 10% SHAREHOLDER' OF HOLDINGS (AS DEFINED IN SUCH ARTICLES).

In connection with or following any transfer of Registrable Shares in accordance with clause (i) or (iii) of this Section 1.1(a), and upon the surrender of any certificate or certificates representing such Registrable Shares to Holdings (or such agent), Holdings shall cause to be issued in exchange therefor a new certificate or certificates that represent the same Ordinary Shares and do not bear the Legend (or shall permit such shares to be held in book-entry form).

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        (c)  Each Shareholder agrees that, from and including the date of the final prospectus for the Initial Public Offering through and including the 180th day after such date, it will not offer, sell, contract to sell or otherwise dispose of any Capital Securities without the prior written consent of the representatives of the underwriters for the Initial Public Offering. Each Shareholder further agrees that, for a period of 180 days beginning on and including the date of the final prospectus for any other Registered Public Offering, it will not offer, sell, contract to sell or otherwise dispose of any Capital Securities without the prior written consent of the managing underwriter or agent of such Registered Public Offering or, in the absence of any such managing underwriter or agent, Holdings. This Section 1.1(c) shall not be limited by any other provision of this Agreement. Notwithstanding the foregoing, nothing contained in this Section 1.1(c) shall at any time prohibit or prevent Goldman, Sachs & Co. from offering, selling, contracting to sell or otherwise disposing of any Capital Securities in connection with its market-making activities conducted with respect to Ordinary Shares.

        1.2. AVAILABILITY OF RULE 144. Holdings shall use its best efforts to ensure that the information requirement set forth in paragraph (c) of Rule 144 is satisfied so that the safe harbor provided by Rule 144 is available to the Shareholders for all transfers of Registrable Shares made after the 90th day after Holdings becomes subject to the reporting requirements of Section 13 of the Exchange Act. Upon request made by any Shareholder at any time during such period, Holdings will provide such Shareholder with a written statement confirming that Holdings has been subject to and has complied with the reporting requirements as provided in said paragraph (c), unless Holdings shall have included such a statement in its then-latest annual or quarterly report filed with the SEC.

        1.3. DEPOSITARY RECEIPTS. If any Registrable Share is transferred as contemplated by clause (i) or (iii) of Section 1.1(a) and, upon such transfer any Ordinary Shares are represented by depositary receipts issued pursuant to a deposit agreement with Holdings, then Holdings shall take such action as is necessary to ensure that, upon such transfer, the Registrable Shares so transferred may be deposited into and held in, and represented by depositary receipts issued pursuant to, such deposit facility, on the same terms and subject to the same conditions as all other Ordinary Shares then held in such deposit facility, and to ensure that such Registrable Shares, when so transferred and deposited, will be represented by depositary receipts that are fungible with those representing all other Ordinary Shares held in such deposit facility. Each Shareholder acknowledges and agrees that any such deposit facility may provide that no Registrable Share may be deposited into such facility unless such Registrable Share has been transferred as contemplated by clause (i) or (iii) of Section 1.1(a).

        1.4. LISTING. Holdings shall use its best efforts to cause each Registrable Share transferred as contemplated by clause (i) or (iii) of Section 1.1(a) to be duly listed on each securities exchange, and to be accepted for quotation in such interdealer quotation system, on or in which any Ordinary Shares are listed or quoted at the time of such transfer (provided that the approval for such listing or quotation has been obtained by Holdings), in each case so that the Registrable Share so transferred will be freely transferable on each such exchange and in each such system to the same extent as the Ordinary Shares then listed thereon or quoted therein. If, at the time of such transfer, depositary receipts representing Ordinary Shares are listed on any securities exchange or quoted in any interdealer quotation system (and if the approval for such listing or quotation was obtained by Holdings), then Holdings shall use its best efforts to cause each depositary receipt representing the Registrable Shares so transferred, upon such transfer, to be duly listed on each such exchange and accepted for quotation in each such system to the same extent as the depositary receipts then listed thereon or quoted therein.

        1.5. EFFECT OF TRANSFER. (a) As contemplated by Section 1.1(a), any Registrable Share transferred other than as contemplated by clause (i) or (iii) thereof may be transferred only to a holder that is or becomes a Shareholder. A holder that is not already a Shareholder shall become a Shareholder upon execution and delivery to Holdings (or its agent) of a certificate substantially in the form of Annex B attached hereto. Each Registrable Share transferred as contemplated by said clause (i) or (iii) shall upon registration of such transfer in the books of the Company cease to be a Registrable Share for all purposes hereof and each Registrable Share transferred as contemplated by clause (ii) of Section 1.1(a) shall upon such transfer cease to be a Registrable Share of the transferor holder and become a Registrable Share of the transferee holder for all purposes hereof, in each case automatically upon registration of such transfer and with no further action by any person. It is understood and agreed by all parties hereto that (i) unless Holdings and such Shareholder agree otherwise, all Ordinary Shares acquired from Holdings by a person that is a Shareholder (whether pursuant to any option, warrant or otherwise) shall, automatically upon registration of such transfer and with no further action by any person, become Registrable Shares of such Shareholder for all purposes hereof, (ii) if Holdings so determines in its discretion, any person that holds Ordinary Shares but is not a Shareholder may become a Shareholder by executing and delivering a counterpart hereof (or another appropriate instrument) to Holdings, whereupon all or any portion of such Ordinary Shares as determined by Holdings shall become Registrable Shares of such Shareholder for all purposes hereof, and (iii) if Holdings so elects, it may designate any other class of Capital Securities as "Ordinary Shares" for all purposes hereof.

        (b) It is understood and agreed by all parties hereto that each Shareholder makes the representations, warranties and agreements set forth herein, and is entitled to the benefits hereof, solely with respect to Registrable Shares held by it, and that a Shareholder shall cease to be a Shareholder and a party hereto for all purposes hereof when such person ceases to hold any Registrable Shares, provided that this sentence shall not relieve any person from any liability it may have as a result of any breach occurring under this Agreement with respect to any Ordinary Shares while they are Registrable Shares, nor shall this sentence preclude any person from subsequently becoming a Shareholder pursuant to Section 1.5(a).

        1.6. SHARE AND SHAREHOLDER STATUS. For all purposes of this Agreement, holdings of Ordinary Shares shall be determined by reference to, and no transfer of Ordinary Shares shall be effective unless registered on, the share registry maintained by Holdings (or its agent) in accordance with applicable law and the Articles. Holdings shall keep (or cause its agent to keep) proper and current records of all persons that are Shareholders and all Ordinary Shares that are Registrable Shares and, subject to the foregoing and absent manifest error, whether or not any person is a Shareholder and any Ordinary Share is a Registrable Share shall be determined by reference to such records.

        1.7. INVESTMENT REPRESENTATIONS. Each Shareholder hereby agrees with Holdings that it will not hereafter acquire Registrable Shares unless, at the time of such acquisition, it is an "accredited investor" within the meaning of Rule 501 under the Securities Act, is acquiring such Registrable Shares solely for investment for its own account and not with a view to, or for resale in connection with, the distribution of such Registrable Shares and the purchase price of such Registrable Shares is at least $100,000, unless the Shareholder and Holdings agree otherwise. Upon each acquisition of Registrable Shares by a Shareholder (which acquisition is subject to the preceding sentence), such Shareholder shall be deemed to have made a representation and warranty to Holdings that, as of the time of such acquisition, such Shareholder is an "accredited investor" and has acquired such Registrable Shares as provided in the preceding sentence (including for the minimum purchase price stated therein). Any person that hereafter acquires Registrable Shares before it becomes a Shareholder shall be deemed, upon becoming such, to have made a representation and warranty to Holdings that, at the time of such acquisition, such Shareholder was an "accredited investor," acquired such Registrable Shares solely for investment for its own account and not with a view to, or for resale in connection with, the distribution of such Registrable Shares and the purchase price of such Registrable Shares is at least $100,000, unless the Shareholder and Holdings agree otherwise. The provisions of this Section 1.7 shall not apply to acquisitions of Registrable Shares by Goldman, Sachs & Co. made in their capacity as underwriters of an offering of Registrable Shares sold pursuant to and in accordance with Section 1.1(a)(i) or Section 1.1(a)(iii).

        1.8. INDEMNIFICATION AND CONTRIBUTION. In consideration of the termination of the Original Shareholders' Agreement (including Section 4.4 thereof) as provided herein, Holdings and each Original Shareholder that sells Ordinary Shares in the Initial Public Offering agrees, severally and not jointly, to provide indemnification and contribution to each other with respect to the Initial Public Offering on terms customary for offerings similar to the Initial Public Offering.


                                   ARTICLE II

                                  DEFINITIONS

        2.1 DEFINED TERMS. As used in this Agreement, the following capitalized terms have the respective meanings set forth below:

        "Articles" shall mean the Articles of Association of Holdings, as the same be amended from time to time.

        "Capital Securities" shall mean all shares of each class of capital stock of Holdings or any substantially similar securities, and all securities convertible into, exchangeable or exercisable for or which otherwise represent the right to receive any such shares or any such substantially similar securities.

        "Closing" shall mean the closing of the Initial Public Offering, and the day on which the Closing occurs shall be the day confirmed as such by a director or officer of Holdings in the records maintained by Holdings.

        "Effective Time" shall be the time immediately prior to the Closing.

        "Exchange Act" shall mean the U.S. Securities Exchange Act of 1934.

        "holder" shall mean, with respect to any Registrable Shares or other Ordinary Shares, the person in whose name such shares are registered on the share registry maintained by Holdings in accordance with applicable law and the Articles, and the terms "hold," "held" and "holding" shall have meanings correlative to the foregoing.

        "Initial Public Offering" means the initial public offering of Ordinary Shares pursuant to an effective registration statement under the Securities Act.

        "person" shall mean any individual, corporation, company, partnership, joint venture, trust, association, government or governmental body or other entity.

        "Registered Public Offering" shall mean any offering of Capital Securities pursuant to a registration statement under the Securities Act, other than any such offering that Holdings determines shall not be treated as a Registered Public Offering hereunder.

        "Registrable Shares" shall mean, at any time, all Ordinary Shares then outstanding, other than any Ordinary Share (a) that has been registered and sold pursuant to an effective registration statement under the Securities Act,
(b) that has been sold pursuant to and in accordance with Rule 144 and Section 1.1(a) hereof or (c) as to which Holdings, on advice of counsel, determines that designating such share as a Registrable Share is no longer necessary under the Securities Act.

        "Rule 144" shall mean Rule 144 promulgated under the Securities Act.

        "Securities Act" shall mean the U.S. Securities Act of 1933.

        "SEC" shall mean the U.S. Securities and Exchange Commission or any other U.S. federal agency at the time administering the Securities Act or the Exchange Act.

        "Shareholders" shall mean, at any time, the Original Shareholders and all other persons that according to the records maintained by Holdings previously have become Shareholders pursuant to Section 1.5, other than persons that according to such records previously have ceased to be (and not subsequently become) Shareholders pursuant to Section 1.5.

        2.2 GENERAL. Unless the context otherwise requires, references in this Agreement to any "section," "article" or "annex" shall mean a section or article of or annex attached to this Agreement, as the case may be, and the terms "hereof," "hereunder," "hereto" and words of similar meaning shall mean this Agreement in its entirety and not any particular provisions of this Agreement. The annexes attached hereto shall be a part of this Agreement for all purposes hereof. Unless the context otherwise requires, the terms defined herein include the singular as well as the plural.

        Unless the context otherwise requires, each reference herein to the Securities Act, the Exchange Act or Rule 144 (or any other rule or regulation promulgated under either such statute) shall be deemed to mean, as of any time, such statute, rule or regulation as then in effect, after all amendments thereto, or, if not then in effect, any successor statute, rule or regulation as then in effect, after all amendments thereto.

                                  ARTICLE III

                                 MISCELLANEOUS

        3.1. AMENDMENTS AND TERMINATION. Neither this Agreement nor any provision hereof may be amended, waived, discharged or terminated except by an instrument in writing signed by Holdings and by each of the Shareholders, if any, whose interests would, upon effectiveness of such instrument, be adversely affected thereby; provided, however, that any and all provisions hereof also may be amended, waived, discharged or terminated with both the approval of the Board of Directors of Holdings and the approval of Shareholders holding more than fifty (50) percent of all Registrable Shares outstanding and held by Shareholders on the relevant date (such Shareholders acting by written consent or at a meeting of Shareholders holding Registrable Shares convened and conducted in accordance with the Articles;

provided that, for the purpose of any such meeting, the Registrable Shares shall be deemed to be the only Ordinary Shares outstanding and the Board of Directors of Holdings may make such procedural rules as they deem necessary or appropriate to facilitate such a meeting; and provided, further, that the relevant date for such Shareholder approval shall be the date any such written consent is delivered to Holdings or the record date for any such meeting held within sixty (60) days thereafter), whereupon such amendment, waiver, discharge or termination shall be effective as to all Shareholders and Holdings shall promptly give notice thereof to the remaining Shareholders; and provided, further, that addition or deletion of any person as a Shareholder, as contemplated by Section 1.5, shall not require any instrument or consent contemplated by this Section 3.1.

        3.2. NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed, unless otherwise specified herein, to have been duly given if delivered or mailed, first class postage prepaid, delivered by established commercial carrier, delivery charges prepaid, or transmitted by telex or facsimile, (a) if to any Shareholder, at its address or telex or facsimile number appearing in the register of members of Holdings and (b) if to Holdings, at Sofia House, P.O. Box HM 762, Hamilton HM CX Bermuda or such other address as may be indicated as its principal executive office in periodic reports filed with the SEC.

        3.3. ENTIRE AGREEMENT. Except to the extent specifically provided in Sections 3.9 and 3.10, this Agreement and the Articles constitute the entire agreement between the parties hereto and supersede all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof. The provisions of this Agreement shall not be deemed to supersede or limit the Articles in any manner and, in the event of any conflict between the provisions hereof and the Articles, the Articles shall prevail.

        3.4. BINDING EFFECT; BENEFIT. This Agreement shall inure to the benefit of and be binding upon the parties hereto, and their respective successors and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto, and their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

        3.5. ASSIGNABILITY. Except as contemplated by Section 1.5 hereof, this Agreement shall not be assignable by any party hereto or other Person.

        3.6. HEADINGS. The headings contained in this Agreement are for convenience only and shall not affect the meaning or interpretation of this Agreement.

        3.7. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument. Any appropriate instrument executed and delivered by any person to Holdings whereby such person becomes a Shareholder, as contemplated by Section 1.5, shall be deemed to be a counterpart hereof for purposes of this Section 3.7.

        3.8. APPLICABLE LAW. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

        3.9. EFFECTIVENESS. This Agreement shall become effective, as to Holdings and to all Original Shareholders, at (but only at) the Effective Time, automatically and with no action on the part of any person. This Agreement shall become effective as to each other Shareholder when such person becomes a Shareholder pursuant to Section 1.5 hereof. If the Closing shall not occur on or before June 30, 1996, this Agreement shall be of no force or effect and the Original Shareholders' Agreement shall remain in full force and effect.

        3.10. EFFECT ON ORIGINAL SHAREHOLDERS' AGREEMENT. At the Effective Time, the Original Shareholders' Agreement shall cease to have any further force or effect; provided, however, that (i) Article 6 and Article 8 of the Original Shareholders' Agreement shall survive solely with respect to transactions occurring, and matters arising, prior to the Effective Time, (ii)
Article 7 of the Original Shareholders' Agreement shall survive solely with respect to Information (as defined in the Original Shareholders' Agreement) acquired prior to the Effective Time and (iii) if a registration of Registrable Shares is effected pursuant to Section 4.1 or Section 4.3 of the Original Shareholders' Agreement prior to the Effective Time, then all provisions of the Original Shareholders' Agreement applicable to such registration shall survive solely with respect to such registration; provided, further, that nothing contained herein shall relieve any person from any liability resulting from a breach of the Original Shareholders' Agreement prior to the Effective Time.

        IN WITNESS WHEREOF, the parties named below have hereto set their hands as of the day and year first above written.

                                        GCR HOLDINGS LIMITED

                                        By: /s/ Frederick W. Deichmann
                                            ------------------------------------


                                        Original Shareholders:

                                        Pursuant to Section 10.1 of the Original
                                        Shareholders' Agreement, all persons
                                        (other than Holdings) that are parties
                                        to such agreement immediately prior to
                                        the Effective Time are parties to this
                                        Agreement as of the day and year first
                                        above written.

                                                                         ANNEX A


                      FORM OF TRANSFEROR'S CERTIFICATE --
                               RULE 144 TRANSFER


GCR Holdings Limited
Sofia House
P.O. Box HM 762
Hamilton HM CX, Bermuda

        Re:  GCR Holdings Limited Ordinary Shares

Dear Sirs:

        Reference is hereby made to the Shareholders' Agreement, dated as of __________, 1995 (the "Shareholders' Agreement"), between GCR Holdings Limited, a Cayman Islands company ("Holdings"), and the shareholders party thereto. Capitalized terms used but not defined herein shall have the meanings given to them in the Shareholders' Agreement.

        This letter relates to ________ Ordinary Shares, par value $0.10 per share, which are evidenced by share certificate number(s) ________. The undersigned (the "Transferor") is the registered holder of such shares and proposes to transfer [all] [________] of such shares (those to be transferred, the "Shares") to a Person who will take delivery thereof in book-entry form or in the form of a certificate that does not bear the Legend[, with the balance of such Shares to be returned to the Transferor in the form of a certificate bearing the Legend].

        In connection with such transfer, the Transferor does hereby certify to Holdings that such transfer has not yet been effected but, when effected, will be effected pursuant to and in accordance with Rule 144 under the U.S. Securities Act of 1933. Accordingly, the Transferor hereby further certifies that EITHER I OR II BELOW OR BOTH APPLIES:

        I.  IF THIS CERTIFICATE IS DELIVERED ON ANY DATE:

                (i) The Transferor either (A) purchased the shares pursuant to a subscription agreement with Holdings on October 8, 1993 and has held them continuously since then or (B) a minimum of two years have elapsed since the Shares were last purchased by the Transferor or any prior holder from Holdings or any "affiliate" thereof (or, if later, since the purchase price for such last purchase was paid in full); and (ii) the transfer will comply with the volume limit in paragraph (e) of Rule 144, the Shares will be sold in "brokers' transactions" or in transactions directly with a "market maker" as provided in paragraph (f) of Rule 144 and any notice required under paragraph (h) of Rule 144 to be filed with the U.S. Securities and Exchange Commission ("SEC") regarding the transfer has been or promptly will be so filed.

                                       OR

        II. IF THIS CERTIFICATE IS DELIVERED ON OR AFTER OCTOBER 9, 1996:

                (i) The Transferor either (A) purchased the shares pursuant to a subscription agreement with Holdings on October 8, 1993 and has held them continuously since then or

                (B) a minimum of three years have elapsed since the Shares were last purchased by the Transferor or any prior holder from Holdings or any "affiliate" thereof (or, if later, since the purchase price for such last purchase was paid in full); and (ii) either (A) the Transferor is not, and has not during the preceding three months, been an "affiliate" of Holdings or (B) the transfer will comply with the volume limit in paragraph (e) of Rule 144, the Shares will be sold in "brokers' transactions" or in transactions directly with a "market maker" as provided in paragraph (f) of Rule 144 and any notice required under paragraph (h) of Rule 144 to be filed with the SEC regarding the transfer has been or promptly will be so filed.

For the purposes of this certificate, an "affiliate" of Holdings is a person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with Holdings.

        The Transferor further acknowledges the requirements of Article 1.1 of the Shareholders' Agreement and hereby undertakes to provide any other documentation requested by Holdings pursuant to such agreement in connection herewith and not yet received by Holdings.

        This certificate and the statements contained herein are made for the benefit of Holdings.

Dated:                          Print Name of Transferor:




                                By: ______________________________
                                    Name:
                                    Title:

                                (If the Transferor is a corporation, partnership or fiduciary, the name and title of the Person signing on behalf of the Transferor must be printed.)

                                                                        ANNEX B


                      FORM OF TRANSFEREE'S CERTIFICATE --
                 TRANSFER PURSUANT TO OTHER AVAILABLE EXEMPTION

GCR Holdings Limited
Sofia House
P.O. Box HM 762
Hamilton HM CX, Bermuda

        Re:  GCR Holdings Limited Ordinary Shares

Dear Sirs:

        Reference is hereby made to the Shareholders' Agreement, dated as of ______________, 1995 (the "Shareholders' Agreement"), between GCR Holdings Limited, a Cayman Islands company (the "Holdings"), and the shareholders party thereto. Capitalized terms used but not defined herein shall have the meanings given to them in the Shareholders' Agreement.

        This letter relates to ________ Ordinary Shares, par value $0.10 per share (the "Shares"), which are evidenced by share certificate number(s) _______________________. The current holder of such shares proposes to transfer [all] [____________] of such shares (those to be so transferred, the "Shares") to the undersigned (the "Transferee"), who upon such transfer will be the registered holder thereof and agrees to take delivery thereof, and to hold the same until such time as the Shareholders' Agreement may otherwise permit, in the form of one or more certificates bearing the Legend and not in book-entry form.

        In connection with such transfer, the Transferee does hereby certify to Holdings that the Transferee is an "accredited investor" within the meaning of Rule 501 under the Securities Act of 1933 and is acquiring the Shares solely for investment for its own account and not with a view to, or for resale in connection with, the distribution of the Shares, and the purchase price of the Shares is at least $100,000. The Transferee, if not already a party to the Shareholders' Agreement, hereby becomes a Shareholder thereunder and agrees with Holdings to be bound by all the provisions of the Shareholders' Agreement with respect to the Shares and all other Registrable Shares held or hereafter acquired by the Transferee. In particular, the Transferee acknowledges the requirements of Article I of the Shareholders' Agreement and hereby undertakes to provide any other documentation requested by Holdings pursuant to such agreement in connection herewith and not yet received by Holdings.

        This certificate and the statements contained herein are made for the benefit of the Company.

Dated:                          Print Name of Transferee:




                                By: ______________________________
                                    Name:
                                    Title:

                                (If the Transferee is a corporation, partnership or fiduciary, the name and title of the Person signing on behalf of the Transferee must be printed.)